Q4 2016 Earnings Release Published February 6, 2017 (Earnings Conference Call February 7, 2017) Lawrence Dewey, Chairman & Chief Executive Officer David Graziosi, President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies and other external factors impacting demand for hybrid vehicles; U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2015.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA margin to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA margin is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA is Net income. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by our debt agreement. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net sales. We use Adjusted free cash flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business and strengthening our balance sheet. We believe that Adjusted free cash flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted free cash flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted free cash flow is Net cash provided by operating activities.

Call Agenda Q4 2016 Performance 2017 Guidance

Q4 2016 Performance Summary ($ in millions) Q4 2016 Q4 2015 % Variance Net Sales $469 $478 (1.9%) Gross Margin % 46.4% 46.5% (10 bps) Net Income $61 $13 370.8% Adjusted EBITDA(1) $158 $170 (6.9%) Adjusted Free Cash Flow (1) $146 $147 (1.0%) See Appendix for a reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow. Commentary Net Sales: decrease was principally driven by lower demand in the North America On-Highway and Global Off-Highway end markets partially offset by higher demand in the Outside North America On-Highway, Defense and Service Parts, Support Equipment & Other end markets. Gross Margin: decrease was principally driven by decreased net sales and higher incentive compensation expense partially offset by lower manufacturing expense commensurate with decreased net sales. Net Income: increase was principally driven by a 2015 Trade Name Impairment charge, favorable mark-to-market adjustments for our interest rate derivatives and favorable product warranty adjustments partially offset by decreased net sales and higher incentive compensation expense. Adjusted EBITDA: decrease was principally driven by higher incentive compensation expense and decreased net sales partially offset by favorable product warranty adjustments. Adjusted Free Cash Flow: decrease was principally driven by higher incentive compensation expense, decreased net sales and increased capital expenditures partially offset by favorable product warranty adjustments and increased incentive compensation accruals.

Q4 2016 Sales Performance ($ in millions) End Markets Q4 2016 Q4 2015 % Variance Commentary North America On-Hwy $217 $252 (14%) Principally driven by lower demand for Rugged Duty Series and Highway Series models North America Hybrid-Propulsion Systems for Transit Bus $20 $23 (13%) Principally driven by lower demand due to engine emissions improvements and other alternative technologies North America Off-Hwy $0 $11 (100%) Principally driven by the previously contemplated impact of low energy prices Defense $37 $25 48% Principally driven by intra-year movement in the timing of orders Outside North America On-Hwy $83 $65 28% Principally driven by higher demand in Europe, Japan and China Outside North America Off-Hwy $4 $7 (43%) Principally driven by lower demand in the mining sector Service Parts, Support Equipment & Other $108 $95 14% Principally driven by higher demand for North America Off-Highway service parts Total $469 $478 (2%)

Q4 2016 Financial Performance

($ in millions, except per share data)	Q4 2016	Q4 2015	$ Var	% Var	Commentary
Net Sales	$468.9	$478.2	($9.3)	(1.9%)	Decrease was principally driven by lower demand in the North America On-Highway and Global Off-Highway end markets partially offset by higher demand in the Outside North America On-Highway, Defense and Service Parts, Support Equipment & Other end markets
Cost of Sales	$251.2	$256.0	$4.8	1.9%	
Gross Profit	$217.7	$222.2	($4.5)	(2.0%)	Decrease was principally driven by decreased net sales and higher incentive compensation expense partially offset by lower manufacturing expense commensurate with decreased net sales
Operating Expenses					
Selling, General and Administrative	$83.5	$81.5	($2.0)	(2.5%)	Increase was principally driven by higher incentive compensation expense partially offset by favorable product warranty adjustments
Engineering – Research and Development	$24.5	$23.5	($1.0)	(4.3%)	Increase was principally driven by higher incentive compensation expense partially offset by the cadence of certain product development initiatives
Impairment Loss	$0.0	$80.0	$80.0	100.0%	Trade name impairment charge of $80 million in 2015 as a result of lower forecasted net sales for certain of our end markets
Total Operating Expenses	$108.0	$185.0	$77.0	41.6%	
Operating Income	$109.7	$37.2	$72.5	194.9%	
Interest Expense, net	($16.8)	($20.8)	$4.0	19.2%	Decrease principally driven by favorable mark-to-market adjustments for our interest rate derivatives partially offset by interest expense for our interest rate derivatives that became effective in August 2016
Expenses Related to Long-Term Debt Refinancing	($0.1)	$0.0	($0.1)	N/A	
Other Income, net	$1.9	$3.3	($1.4)	42.4%	
Income Before Income Taxes	$94.7	$19.7	$75.0	380.7%	
Income Tax Expense	($33.5)	($6.7)	($26.8)	(400.0%)	Increase in effective tax rate principally driven by an increase in estimated taxable income of certain foreign entities
Net Income	$61.2	$13.0	$48.2	370.8%	
Diluted Earnings Per Share	$0.36	$0.08	$0.28	350.0%	Q4 2016: 165.9M shares; Q4 2015: 171.9M shares
Adjusted EBITDA(1)	$158.4	$170.1	($11.7)	(6.9%)	
Adjusted EBITDA Margin(1)	33.8%	35.6%	-	(1.8%)	

(1) See Appendix for a reconciliation from Net Income.

7

Allison Transmission

Q4 2016 Cash Flow Performance See Appendix for a reconciliation of Adjusted Free Cash Flow. Operating Working Capital = A/R + Inventory – A/P. ($ in millions) Q4 2016 Q4 2015 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $175 $175 $0 0.2% Principally driven by higher incentive compensation expense, decreased net sales, increased operating working capital(2) and excess tax benefit from stock-based compensation offset by favorable product warranty adjustments, increased incentive compensation accruals and decreased other assets, net CapEx $34 $28 $6 21.1% Principally driven by timing of productivity and replacement program spending Adjusted Free Cash Flow (1) $146 $147 ($1) (0.9%) Principally driven by increased capital expenditures partially offset by increased excess tax benefit from stock-based compensation ($ in millions) Q4 2016 Q4 2015 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 10.6% 10.6% N/A 0 bps In line with prior period Cash Paid for Interest $11 $22 ($11) (51.2%) Principally driven by timing of payments associated with the Q3 2016 refinancing of long term debt Cash Paid for Income Taxes $3 $0 $3 N/A Principally driven by higher taxable income and intra-year payment timing

2017 Guidance – End Markets Net Sales Commentary Allison expects first quarter net sales to be approximately flat compared to the same period in 2016 principally driven by increased demand expected in the Service Parts, Support Equipment & Other end market offset by decreased demand expected in the North America On-Highway and North America Off-Highway end markets. End Market 2016 Net Sales 2017 Midpoint Commentary North America On-Hwy $962 3% Principally driven by higher Class 6/7 and Class 8 straight truck production partially offset by lower School Bus and Motorhome production North America Hybrid-Propulsion Systems for Transit Bus $61 10% Principally driven by timing of certain transit property orders North America Off-Hwy $7 (14%) Principally driven by decreased demand in the mining sector Defense $115 (10%) Principally driven by decreased Tracked Defense demand and unfavorable mix of increased Wheeled Defense demand Outside North America On-Hwy $305 1% Principally driven by increased fully-automatic penetration partially offset by continued challenging emerging market demand conditions Outside North America Off-Hwy $12 58% Principally driven by modest demand improvements in the mining and energy sectors Service Parts, Support Equipment & Other $378 6% Principally driven by increased demand for North America Off-Highway service parts ($ in millions)

2017 Guidance - Summary Guidance Commentary Net Sales Change from 2016 1.5 to 4.5 percent Guidance reflects a modest increase in the North American On-Highway end market. Allison‘s 2017 net sales outlook also assumes price increases on certain products and a continued recovery in the Service Parts, Support Equipment & Other end market principally driven by increased demand for North America Off-Highway service parts partially offset by lower demand in the Defense end market. Adjusted EBITDA Margin 33.5 to 35.5 percent Adjusted Free Cash Flow ($ in millions) $345 to $385 CapEx ($ in millions) Maintenance New Products $65 to $70 $5 to $10 Subject to timely completion of development and sourcing milestones Cash Income Taxes ($ in millions) $55 to $65

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 2) (1) Includes income related to benefit plan adjustments, employee stock compensation expense, service fees paid to Allison’s Sponsors Adjusted EBITDA reconciliation

Non-GAAP Reconciliations (2 of 2) Adjusted Free Cash Flow reconciliation